Exhibit 99.1
Ingram Micro Reports Q3 2025 Financial Results with Net Sales Up 7.2%, Delivering Fourth Consecutive Quarter of Net Sales Growth

•Net sales of $12,604 million, up 7.2% over prior year
•Gross profit of $869.6 million
•Net income of $99.5 million and non-GAAP net income(1) of $168.7 million
•Diluted earnings per share (“EPS”) of $0.42 and non-GAAP diluted EPS(1) of $0.72
•Quarterly dividend increased by 2.6% to $0.08 per share

IRVINE, Calif. — (BUSINESS WIRE) — October 30, 2025 — Ingram Micro Holding Corporation (NYSE: INGM) (“Ingram Micro” or the “Company”) today reported fiscal third quarter results for the period ended September 27, 2025. The Company reported fiscal third quarter net sales of $12.6 billion, net income on a GAAP basis of $99.5 million, or $0.42 per share, and non-GAAP net income of $168.7 million, or $0.72 per share.(1)

“Ingram Micro had a strong third quarter and we enter the fourth quarter with confidence. We grew across our geographies and are encouraged by the momentum of our Xvantage digital experience platform,” said Paul Bay, Ingram Micro’s Chief Executive Officer. “In the third quarter, the opportunity around AI accelerated. As we have done in past technology transformations, we are empowering customers to capitalize on this massive opportunity by offering a unified platform to buy integrated hardware, software, cloud, and services. We are uniquely positioned to empower our customers in the AI era through our proprietary Xvantage platform and customer-facing AI Enable program.”

“Third quarter performance was strong across all key metrics through solid execution and disciplined expense management,” said Mike Zilis, Ingram Micro’s Chief Financial Officer. “Our ability to navigate an evolving macro environment and cyclical changes in product mix, while continuing to invest in our Xvantage platform and key areas of strategic growth, demonstrates the strength and agility of our operating model. As we look to Q4, we expect to continue our trend of year-over-year net sales growth, as we remain focused on capturing additional market opportunities.”

Consolidated Fiscal Third Quarter 2025 Results(1)

	Thirteen Weeks Ended September 27, 2025		Thirteen Weeks Ended September 28, 2024		2025 vs. 2024
($ in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales
Net sales	$12,603,755		$11,762,628		$841,127
Gross profit	869,647	6.90%	845,492	7.19%	24,155
Income from operations	223,513	1.77%	218,174	1.85%	5,339
Net income	99,457	0.79%	76,969	0.65%	22,488
Adjusted Income from Operations	257,864	2.05%	253,949	2.16%	3,915
Adjusted EBITDA	342,218	2.72%	331,574	2.82%	10,644
Non-GAAP Net Income	168,749	1.34%	159,162	1.35%	9,587
EPS:
Basic	$0.42		$0.35
Diluted	$0.42		$0.35
Non-GAAP EPS:
Basic	$0.72		$0.72
Diluted	$0.72		$0.72

Consolidated Fiscal Third Quarter 2025 Financial Highlights

•Net sales totaled $12.6 billion, compared to $11.8 billion in the prior fiscal third quarter, representing an increase of 7.2%. The growth was driven by year-over-year increases in net sales across each of our geographic segments. The translation impact of foreign currencies relative to the U.S. dollar had a 1% positive impact on the year-over-year net sales comparison.

•Gross profit grew to $869.6 million, from $845.5 million in the prior fiscal third quarter, as a result of the strong net sales growth of 7.2%.

•Gross margin was 6.90%, compared to 7.19% in the prior fiscal third quarter. The year-over-year decrease in gross margin was driven by a shift in sales mix toward lower-margin but generally lower-cost-to-serve business, including (1) client and endpoint solutions, (2) within our advanced solutions product categories toward server, storage, and other AI-enablement product sets, (3) large enterprise customers, and (4) our Asia-Pacific region.

•Income from operations was $223.5 million, compared to $218.2 million in the prior fiscal third quarter. Adjusted income from operations was $257.9 million, compared to $253.9 million in the prior fiscal third quarter. The increase in income from operations is reflective of the increase in our net sales noted above, coupled with improved operating expense leverage following our optimization and automation efforts and a higher mix of lower cost-to-serve business. Income from operations in the third quarter of 2025 includes $3.5 million, or 3 basis points of net sales, of restructuring costs, as well as the impact of $5.5 million, or 4 basis points of net sales, relating to the loss on sale of our CloudBlue operations and another non-core business in our North America region completed during the third quarter of 2025.

•Income from operations margin was 1.77%, compared to 1.85% in the prior fiscal third quarter. Adjusted income from operations margin was 2.05% compared to 2.16% in the prior fiscal third quarter. The year-over-year comparisons are reflective of a lower gross margin profile largely offset by improved operating expense leverage.

•Adjusted EBITDA was $342.2 million, compared to $331.6 million in the prior fiscal third quarter.

•Diluted EPS was $0.42, compared to $0.35 in the prior fiscal third quarter. Non-GAAP diluted EPS was $0.72, flat with the prior fiscal third quarter.

•Cash flow metrics were stronger than typical Q3 seasonal norms, with cash used in operations at $146.0 million, compared to $277.0 million used in the prior fiscal third quarter, and adjusted free cash flow was $(109.9) million, compared to $(254.6) million in the prior fiscal third quarter.

Regional Fiscal Third Quarter 2025 Financial Highlights

North America

Net sales were $4.4 billion, compared to $4.3 billion in the prior fiscal third quarter. The 3.3% year-over-year increase in North American net sales was primarily driven by an increase in net sales of notebooks/desktops and servers, partially offset by declines in virtualization and certain specialty products such as UCC and digital signage.

Income from operations was $79.1 million, compared to $83.3 million in the prior fiscal third quarter. North American income from operations includes the impact of a loss of $5.5 million related to the sale of two non-core businesses noted above.

Income from operations margin was 1.79%, compared to 1.95% in the prior fiscal third quarter, which includes an impact of 12 basis points from the loss on sale of non-core businesses noted above. These results for the region are also reflective of lower gross margins on sales mix, mostly offset by a decline in compensation and headcount expenses, resulting from restructuring, automation, and optimization initiatives taken in the prior year.

EMEA

Net sales were $3.7 billion, an increase of 5.5% compared to the prior fiscal third quarter. The translation impact of foreign currencies relative to the U.S. dollar had a positive impact of 5% on the year-over-year net sales comparison. The year-over-year U.S. dollar increase in EMEA net sales was primarily a result of growth in client and endpoint solutions, led by strength in notebooks/desktops, in addition to strong growth in Other services and cloud-based solutions. These factors were partially offset by a decline in advanced solutions.

Income from operations was $62.0 million, compared to $66.9 million in the prior fiscal third quarter.

Income from operations margin was 1.69%, compared to 1.93% in the prior fiscal third quarter. The year-over-year decrease in income from operations margin was primarily due to the shift in sales mix more towards lower margin, lower cost-to-serve product sets.

Asia-Pacific

Net sales were $3.5 billion, compared to $3.2 billion in the prior fiscal third quarter. The 12.5% increase in Asia-Pacific net sales was driven by growth in client and endpoint solutions, led by components, tablets, desktops, accessories, and smartphones. The region also saw growth in advanced solutions offerings, led by storage and networking, and Cloud-based solutions. These factors were partially offset by a decline in net sales of Other services. The translation impact of foreign currencies relative to the U.S. dollar had a negative impact of 2% on the year-over-year net sales comparison.

Income from operations was $67.5 million, compared to $58.2 million in the prior fiscal third quarter.

Income from operations margin was 1.90%, compared to 1.84% in the prior fiscal third quarter. The year-over-year increase in income from operations margin was primarily the result of lower expenses as a percentage of net sales, partially offset by the impact on gross margin from sales mix factors described above.

Latin America

Net sales were $1.0 billion, compared to $0.9 billion in the prior fiscal third quarter. The 13.0% increase in Latin American net sales was primarily driven by growth in client and endpoint solutions, led by notebooks, smartphones, and tablets, along with healthy growth in Cloud-based solutions net sales. These results were partially offset by a decline in net sales of Other services. The translation impact of foreign currencies relative to the U.S. dollar had a positive impact of 1% on the year-over-year net sales comparison.

Income from operations was $31.0 million, compared to $27.7 million in the prior fiscal third quarter.

Income from operations margin was 3.21%, compared to 3.25% in the prior fiscal third quarter.

Fiscal Fourth Quarter 2025 Outlook

The following outlook is forward-looking, based on the Company’s current expectations for the fiscal fourth quarter 2025, and actual results may differ materially from what is indicated. We provide EPS guidance on a non-GAAP basis because certain information necessary to reconcile such guidance to GAAP is difficult to estimate and dependent on future events outside of our control.(1)

	Thirteen Weeks Ended December 27, 2025
($ in millions, except per share data)	Low	High
Net sales	$14,000	$14,350
Gross profit	$935	$990
Non-GAAP Diluted EPS	$0.85	$0.95

Our fiscal fourth quarter 2025 guidance assumes an effective tax rate of approximately 33% on a non-GAAP basis and 235.9 million diluted shares outstanding.

Dividend Increase and Payment

The Company’s board of directors has declared a cash dividend of $0.08 per share of the Company’s common stock, representing a 2.6% increase from the prior quarterly dividend of $0.078 per share. The dividend is payable on November 24, 2025, to stockholders of record as of November 10, 2025.

Fiscal Third Quarter 2025 Earnings Call Details:

Ingram Micro’s management will host a call to discuss its results on Thursday, October 30, 2025 at 2:00 p.m. Pacific time (5:00 p.m. Eastern time).

A live webcast of the conference call will be accessible from the Ingram Micro investor relations website at https://ir.ingrammicro.com. The call can also be accessed at 877-407-9781 or 201-689-8796.

A telephonic replay will be available through December 31, 2025, at 877-660-6853 or 201-612-7415. A replay of the webcast will also be available at https://ir.ingrammicro.com.

About Ingram Micro

Ingram Micro (NYSE: INGM) is a leading technology company for the global information technology ecosystem. With the ability to reach nearly 90% of the global population, we play a vital role in the worldwide IT sales channel, bringing products and services from technology manufacturers and cloud providers to a highly diversified base of business-to-business technology experts. Through Ingram Micro Xvantage™, our AI-powered digital platform, we offer what we believe to be the industry’s first comprehensive business-to-consumer-like experience, integrating hardware and cloud subscriptions, personalized recommendations, instant pricing, order tracking, and billing automation. We also provide a broad range of technology services, including financing, specialized marketing, and lifecycle management, as well as technical pre- and post-sales professional support. Learn more at www.ingrammicro.com.

(1) Use of Non-GAAP Financial Measures

In addition to presenting financial results that have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), we have included in this release some or all of the following non-GAAP financial measures—adjusted income from operations, EBITDA, adjusted EBITDA, return on invested capital (“ROIC”), adjusted ROIC, non-GAAP net income, adjusted free cash flow, and non-GAAP EPS—which are financial measures that are not required by, or presented in accordance with GAAP. We believe that these non-GAAP financial measures are useful in evaluating our business and the underlying trends that are affecting our performance. These non-GAAP measures are primary indicators that our management uses internally to conduct and measure its business and evaluate the performance of its consolidated operations, ongoing results, and trends. Our management believes these non-GAAP financial measures are useful as they provide meaningful comparisons to prior periods and an alternate view of the impact of acquired businesses. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business. A material limitation associated with these non-GAAP measures as compared to the GAAP measures is that they may not be comparable to other companies with similarly titled items that present related measures differently. The non-GAAP measures should be considered as a supplement to, and not as a substitute for or superior to, the corresponding measures calculated in accordance with GAAP. See “Schedule A: Reconciliation of Non-GAAP Financial Measures” in the “Supplemental Information” section further below for reconciliations of non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP.

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions. These forward-looking statements are included throughout this release and relate to matters such as our industry, growth strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Certain important factors that involve risks and uncertainties and that could cause actual results to differ, possibly materially, from our expectations, beliefs, and projections reflected in such forward-looking statements can be found in the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

There are a number of risks, uncertainties, and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this release. Such risks, uncertainties, and other important factors include, among others, the risks, uncertainties, and factors included within the filings we make with the SEC from time to time and the following: general economic conditions; our estimates of the size of the markets for our products and services; our ability to identify and integrate acquisitions and technologies into our platform; our plans to continue to expand; our ability to continue to successfully develop and deploy Ingram Micro Xvantage™; our ability to retain and recruit key personnel; the competition our products and services face and our ability to adapt to industry changes and market conditions, including inflation, market volatility, and supply constraints for many categories of technology; current and potential litigation involving us; the global nature of our business, including the various laws and regulations applicable to us now or in the future; the effect of various political, geopolitical, and macroeconomic issues and developments, including changes in tariffs or global trade policies and the related uncertainties associated with such developments, import/export and licensing restrictions, and our ability to comply with laws and regulations we are subject to, both in the United States and internationally; our financing efforts; our relationships with our customers, original equipment manufacturers, and suppliers; our ability to maintain and protect our intellectual property; the performance and security of our services, including information processing and cybersecurity provided by third parties; our ownership structure; our dependence upon Ingram Micro Inc. and its controlled subsidiaries for our results of operations, cash flows, and distributions; and our status as a “controlled company” and the extent to which the interests of Platinum Equity, LLC together with its affiliated investment vehicles (“Platinum”) conflict with our interests or the interests of our stockholders.

Ingram Micro, Xvantage, and associated logos are trademarks of Ingram Micro Inc. (an indirect subsidiary of Ingram Micro Holding Corporation) or its licensors.
Contact:
Investor Relations:
Willa McManmon
ir@ingrammicro.com
Media:
Lisa Zwick
lisa.zwick@ingrammicro.com

Results of Operations

INGRAM MICRO HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value and share data)
(Unaudited)

	September 27, 2025	December 28, 2024
ASSETS
Current assets:
Cash and cash equivalents	$802,630	$918,401
Trade accounts receivable (less allowances of $162,424 and $146,999, respectively)	9,194,911	9,448,354
Inventory	5,366,309	4,699,483
Other current assets	856,533	734,939
Total current assets	16,220,383	15,801,177
Property and equipment, net	524,464	482,503
Operating lease right-of-use assets	412,682	412,662
Goodwill	852,312	833,662
Intangible assets, net	729,292	772,571
Other assets	484,780	477,115
Total assets	$19,223,913	$18,779,690
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,611,319	$10,005,824
Accrued expenses and other	1,033,845	1,021,958
Short-term debt and current maturities of long-term debt	735,725	184,860
Short-term operating lease liabilities	96,427	93,889
Total current liabilities	11,477,316	11,306,531
Long-term debt, less current maturities	3,059,612	3,168,280
Long-term operating lease liabilities, net of current portion	380,147	369,493
Other liabilities	204,463	201,511
Total liabilities	15,121,538	15,045,815
Commitments and contingencies
Stockholders’ equity:
Common Stock, par value $0.01, 2,000,000,000 shares authorized at September 27, 2025 and December 28, 2024, and 234,843,994 and 234,825,581 shares issued and outstanding at September 27, 2025 and December 28, 2024, respectively	2,348	2,348
Additional paid-in capital	2,918,949	2,903,842
Retained earnings	1,484,725	1,337,399
Accumulated other comprehensive loss	(303,647)	(509,714)
Total stockholders’ equity	4,102,375	3,733,875
Total liabilities and stockholders’ equity	$19,223,913	$18,779,690

INGRAM MICRO HOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net sales	$12,603,755	$11,762,628	$37,678,554	$34,639,001
Cost of sales	11,734,108	10,917,136	35,140,986	32,130,141
Gross profit	869,647	845,492	2,537,568	2,508,860
Operating expenses:
Selling, general and administrative	642,595	627,825	1,964,882	1,917,419
Restructuring costs	3,539	(507)	5,493	22,018
Total operating expenses	646,134	627,318	1,970,375	1,939,437
Income from operations	223,513	218,174	567,193	569,423
Other (income) expense:
Interest income	(12,910)	(11,791)	(36,793)	(32,156)
Interest expense	81,720	86,254	229,493	257,790
Net foreign currency exchange (gain) loss	(10,207)	10,675	34,121	29,938
Other	14,381	13,813	29,555	34,784
Total other (income) expense	72,984	98,951	256,376	290,356
Income before income taxes	150,529	119,223	310,817	279,067
Provision for income taxes	51,072	42,254	104,345	97,961
Net income	$99,457	$76,969	$206,472	$181,106
Basic earnings per share	$0.42	$0.35	$0.88	$0.81
Diluted earnings per share	$0.42	$0.35	$0.88	$0.81

INGRAM MICRO HOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Cash flows from operating activities:
Net income	$99,457	$76,969	$206,472	$181,106
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Depreciation and amortization	48,032	48,441	146,013	140,902
Stock-based compensation	6,018	—	15,107	—
Noncash charges for interest and bond discount amortization	4,738	6,529	14,090	21,607
Amortization of lease right-of-use asset	30,466	32,213	92,531	96,780
Deferred income taxes	8,872	(16,000)	(17,982)	(36,493)
(Gain) loss on foreign exchange	(4,730)	(13,269)	40,763	(5,106)
Loss on sale of subsidiaries	5,491	—	38,248	—
Other	(6,770)	(3,721)	(11,666)	(10,524)
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade accounts receivable	(175,338)	(709,810)	287,900	(109,758)
Inventory	110,566	(123,280)	(513,322)	(286,770)
Other assets	57,193	(20,409)	(130,194)	(85,682)
Accounts payable	(387,209)	502,338	(519,813)	245,182
Change in book overdrafts	11,507	(55,083)	(172,553)	37,110
Operating lease liabilities	14,063	(32,035)	(73,576)	(94,555)
Accrued expenses and other	31,606	30,077	(46,446)	(69,921)
Cash (used in) provided by operating activities	(146,038)	(277,040)	(644,428)	23,878
Cash flows from investing activities:
Capital expenditures	(28,968)	(37,955)	(93,929)	(106,643)
Proceeds from deferred purchase price of factored receivables	65,062	60,362	206,507	188,877
Issuance of notes receivable	—	(5,318)	(12,501)	(48,692)
Proceeds from notes receivable	10,662	7,868	31,172	29,465
Proceeds from the sale of subsidiaries	17,500	—	17,500	—
Proceeds from sale of equity investments	—	4,342	20,805	12,012
Other	1,883	642	13,303	1,989
Cash provided by investing activities	66,139	29,941	182,857	77,008
Cash flows from financing activities:
Dividends paid to stockholders	(18,318)	—	(59,146)	(6,174)
Change in unremitted cash collections from servicing factored receivables	1,118	(6,982)	(2,469)	(15,612)
Repayment of Term Loans	—	(100,000)	(125,000)	(250,000)
Gross proceeds from other debt	36,896	47,306	66,716	89,132
Gross repayments of other debt	(47,123)	(55,169)	(79,697)	(105,002)
Net proceeds from revolving and other credit facilities	76,336	299,535	528,497	162,617
Purchase of Colsof shares	—	(21,846)	—	(21,846)
Other	(6,250)	(10,605)	(13,269)	(11,539)
Cash provided by (used in) financing activities	42,659	152,239	315,632	(158,424)
Effect of exchange rate changes on cash and cash equivalents	(16,798)	15,570	30,168	(41,480)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Decrease in cash and cash equivalents	(54,038)	(79,290)	(115,771)	(99,018)
Cash and cash equivalents at beginning of period	856,668	928,762	918,401	948,490
Cash and cash equivalents at end of period	$802,630	$849,472	$802,630	$849,472
Supplemental disclosure of non-cash investing information:
Amounts obtained as a beneficial interest in exchange for transferring trade receivables in factoring arrangements	$70,682	$60,879	$199,643	$185,688

Supplemental Information

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

In addition to its reported results calculated in accordance with U.S. GAAP, the Company has included in this release adjusted income from operations, adjusted EBITDA, return on invested capital (“ROIC”), adjusted ROIC, non-GAAP net income, adjusted free cash flow, and non-GAAP EPS, which are defined as follows:

•Adjusted Income from Operations means income from operations plus (i) amortization of intangibles, (ii) restructuring costs incurred primarily related to employee termination benefits in connection with actions to align our cost structure in certain markets, (iii) integration and transition costs, and (iv) the advisory fees paid to Platinum Equity Advisors, LLC (“Platinum Advisors”), an entity affiliated with Platinum, under a corporate advisory services agreement (which has been terminated as a result of our initial public offering (“IPO”)) (such terminated agreement, the “CASA”).

•We define adjusted EBITDA as EBITDA (calculated as net income before net interest expense, income taxes, depreciation and amortization expenses) adjusted to give effect to (i) restructuring costs incurred primarily related to employee termination benefits in connection with actions to align our cost structure in certain markets, (ii) net realized and unrealized foreign currency exchange gains and losses including net gains and losses on derivative instruments not receiving hedge accounting treatment, (iii) costs of integration, transition, and operational improvement initiatives, as well as consulting, retention and transition costs associated with our organizational effectiveness programs charged to selling, general and administrative expenses, (iv) the advisory fees paid to Platinum Advisors under the CASA, (v) cash-based compensation expense associated with our cash-based long-term incentive program for certain employees in lieu of equity-based compensation prior to the IPO, (vi) stock-based compensation expense for restricted stock units issued in connection with our IPO, and (vii) certain other items as defined in our credit agreements.

•ROIC is defined as net income divided by the invested capital for the period. Invested capital is equal to stockholders’ equity plus long-term debt plus short-term debt and the current maturities of long-term debt less cash and cash equivalents at the end of each period.

•Adjusted ROIC is defined as adjusted net income divided by the invested capital for the period. Adjusted net income for a particular period is defined as net income plus (i) other income/expense, (ii) amortization of intangibles, (iii) restructuring costs incurred primarily related to employee termination benefits in connection with actions to align our cost structure in certain markets, (iv) integration and transition costs, (v) the advisory fees paid to Platinum Advisors under the CASA, plus (vi) the GAAP tax provisions for and/or valuation allowances on items (i), (ii), (iii), (iv) and (v), plus (vii) the GAAP tax provisions for and/or valuation allowances on large non-recurring or discrete items.

•We define non-GAAP net income as net income adjusted to give effect to (i) amortization of intangibles, (ii) restructuring costs incurred primarily related to employee termination benefits in connection with actions to align our cost structure in certain markets, (iii) net realized and unrealized foreign currency exchange gains and losses including net gains and losses on derivative instruments not receiving hedge accounting treatment, (iv) costs of integration, transition, and operational improvement initiatives, as well as consulting, retention and transition costs associated with our organizational effectiveness programs charged to selling, general and administrative expenses, (v) the advisory fees paid to Platinum Advisors under the CASA, (vi) cash-based compensation expense associated with our cash-based long-term incentive program for certain employees in lieu of equity-based compensation prior to our IPO, (vii) stock-based compensation expense for restricted stock units issued in connection with our IPO, (viii) certain other items as defined in our credit agreements, (ix) the GAAP tax provisions for and/or valuation allowances on items (i), (ii), (iii), (iv), (v), (vi), (vii), and (viii), and (x) the GAAP tax provisions for and/or valuation allowances on large non-recurring or discrete items. This metric differs from adjusted net income, which is a component of adjusted ROIC as described above.

•We define adjusted free cash flow as net income adjusted to give effect to (i) depreciation and amortization, (ii) other non-cash items and changes to non-working capital assets/liabilities, (iii) changes in working capital, (iv) proceeds from the deferred purchase price of factored receivables, and (v) capital expenditures.

•We define non-GAAP basic EPS as non-GAAP net income divided by the weighted-average shares outstanding during the period presented. Non-GAAP diluted EPS is calculated by dividing non-GAAP net income by the weighted-average shares outstanding during the period presented, inclusive of the dilutive effect of participating securities.

The following is a reconciliation of income from operations to adjusted income from operations:

($ in thousands)	Thirteen Weeks Ended September 27, 2025	Thirteen Weeks Ended September 28, 2024	Thirty-Nine Weeks Ended September 27, 2025	Thirty-Nine Weeks Ended September 28, 2024
Income from operations	$223,513	$218,174	$567,193	$569,423
Amortization of intangibles	19,734	21,771	63,031	65,265
Restructuring costs	3,539	(507)	5,493	22,018
Integration and transition costs	11,078	8,261	52,257	18,968
Advisory fee	—	6,250	—	18,750
Adjusted Income from Operations	$257,864	$253,949	$687,974	$694,424

The following is a reconciliation of net income to adjusted EBITDA:

($ in thousands)	Thirteen Weeks Ended September 27, 2025	Thirteen Weeks Ended September 28, 2024	Thirty-Nine Weeks Ended September 27, 2025	Thirty-Nine Weeks Ended September 28, 2024
Net income	$99,457	$76,969	$206,472	$181,106
Interest income	(12,910)	(11,791)	(36,793)	(32,156)
Interest expense	81,720	86,254	229,493	257,790
Provision for income taxes	51,072	42,254	104,345	97,961
Depreciation and amortization	48,032	48,441	146,013	140,902
EBITDA	$267,371	$242,127	$649,530	$645,603
Restructuring costs	3,539	(507)	5,493	22,018
Net foreign currency exchange (gain) loss	(10,207)	10,675	34,121	29,938
Integration, transition and operational improvement costs	51,458	45,951	168,340	111,474
Advisory fee	—	6,250	—	18,750
Cash-based compensation expense	3,925	6,087	13,893	18,332
Stock-based compensation expense	6,018	—	15,107	—
Other	20,114	20,991	40,474	54,458
Adjusted EBITDA	$342,218	$331,574	$926,958	$900,573

The following is a reconciliation of net income to ROIC:

($ in thousands)	Thirteen Weeks Ended September 27, 2025	Thirteen Weeks Ended September 28, 2024	Thirty-Nine Weeks Ended September 27, 2025	Thirty-Nine Weeks Ended September 28, 2024
Net income	$99,457	$76,969	$206,472	$181,106

Stockholders' equity	4,102,375	3,613,905	4,102,375	3,613,905
Long-term debt	3,059,612	3,344,033	3,059,612	3,344,033
Short-term debt and current maturities of long-term debt	735,725	494,418	735,725	494,418
Cash and cash equivalents	(802,630)	(849,472)	(802,630)	(849,472)
Invested capital	$7,095,082	$6,602,884	$7,095,082	$6,602,884

Return on Invested Capital	5.6%	4.7%	3.9%	3.7%

($ in thousands)	Thirteen Weeks Ended September 27, 2025	Thirteen Weeks Ended September 28, 2024	Thirty-Nine Weeks Ended September 27, 2025	Thirty-Nine Weeks Ended September 28, 2024
Period in weeks for non-52 week periods	13	13	39	39
Number of weeks	52	52	52	52

The following is a reconciliation of net income to adjusted ROIC:

($ in thousands)	Thirteen Weeks Ended September 27, 2025	Thirteen Weeks Ended September 28, 2024	Thirty-Nine Weeks Ended September 27, 2025	Thirty-Nine Weeks Ended September 28, 2024
Net income	$99,457	$76,969	$206,472	$181,106
Pre-tax adjustments:
Other (income) expense	72,984	98,951	256,376	290,356
Amortization of intangibles	19,734	21,771	63,031	65,265
Restructuring costs	3,539	(507)	5,493	22,018
Integration and transition costs	11,078	8,261	52,257	18,968
Advisory fee	—	6,250	—	18,750
Tax adjustments:
Tax impact of pre-tax adjustments (a)	(27,078)	(27,182)	(94,139)	(89,238)
Other discrete items (b)	(932)	870	(1,029)	(296)
Adjusted net income	$178,782	$185,383	$488,461	$506,929

Stockholders' equity	4,102,375	3,613,905	4,102,375	3,613,905
Long-term debt	3,059,612	3,344,033	3,059,612	3,344,033
Short-term debt and current maturities of long-term debt	735,725	494,418	735,725	494,418
Cash and cash equivalents	(802,630)	(849,472)	(802,630)	(849,472)
Invested Capital	$7,095,082	$6,602,884	$7,095,082	$6,602,884

Number of Days	91	91	273	273
Adjusted Return on Invested Capital	10.1%	11.2%	9.2%	10.2%
(a) Tax impact of pre-tax adjustments reflects the current and deferred income taxes associated with the above pre-tax adjustments in arriving at adjusted net income.
(b) Other discrete items represent non-recurring adjustments of uncertain tax liabilities of ($2,235) in the Thirty-Nine Weeks Ended September 28, 2024 and other minor non-recurring items.

The following is a reconciliation of net income to non-GAAP net income:

($ in thousands)	Thirteen Weeks Ended September 27, 2025	Thirteen Weeks Ended September 28, 2024	Thirty-Nine Weeks Ended September 27, 2025	Thirty-Nine Weeks Ended September 28, 2024
Net income	$99,457	$76,969	$206,472	$181,106
Pre-tax adjustments:
Amortization of intangibles	19,734	21,771	63,031	65,265
Restructuring costs	3,539	(507)	5,493	22,018
Net foreign currency exchange (gain) loss	(10,207)	10,675	34,121	29,938
Integration, transition and operational improvement costs	51,458	45,951	168,340	111,474
Advisory fee	—	6,250	—	18,750
Cash-based compensation expense	3,925	6,087	13,893	18,332
Stock-based compensation expense	6,018	—	15,107	—
Other items	17,997	18,657	34,540	46,487
Tax Adjustments:
Tax impact of pre-tax adjustments (a)	(22,240)	(27,561)	(84,709)	(78,285)
Other miscellaneous tax adjustments (b)	(932)	870	(1,029)	(296)
Non-GAAP Net Income	$168,749	$159,162	$455,259	$414,789
(a) Tax impact of pre-tax adjustments reflects the current and deferred income taxes associated with the above pre-tax adjustments in arriving at non-GAAP net income.
(b) Other miscellaneous tax adjustments represent non-recurring adjustments of uncertain tax liabilities of ($2,235) in the Thirty-Nine Weeks Ended September 28, 2024 and other minor non-recurring items.

The following is a reconciliation of net income to adjusted free cash flow:

($ in thousands)	Thirteen Weeks Ended September 27, 2025	Thirteen Weeks Ended September 28, 2024	Thirty-Nine Weeks Ended September 27, 2025	Thirty-Nine Weeks Ended September 28, 2024
Net Income	$99,457	$76,969	$206,472	$181,106
Depreciation and amortization	48,032	48,441	146,013	140,902
Other non-cash items and changes to non-working capital assets/liabilities	146,947	(16,615)	(79,125)	(183,894)
Changes in working capital	(440,474)	(385,835)	(917,788)	(114,236)
Cash (used in) provided by operating activities	$(146,038)	$(277,040)	$(644,428)	$23,878
Capital expenditures	(28,968)	(37,955)	(93,929)	(106,643)
Proceeds from deferred purchase price of factored receivables	65,062	60,362	206,507	188,877
Adjusted free cash flow	$(109,944)	$(254,633)	$(531,850)	$106,112

The following is a reconciliation of basic and diluted GAAP EPS to basic and diluted non-GAAP EPS:

	Thirteen Weeks Ended September 27, 2025	Thirteen Weeks Ended September 28, 2024	Thirty-Nine Weeks Ended September 27, 2025	Thirty-Nine Weeks Ended September 28, 2024
Basic and Diluted EPS - GAAP (a)	$0.42	$0.35	$0.88	$0.81
Amortization of intangibles	0.08	0.10	0.27	0.29
Restructuring costs	0.02	0.00	0.02	0.10
Net foreign currency exchange loss	(0.04)	0.05	0.15	0.13
Integration, transition and operational improvement costs	0.22	0.21	0.72	0.51
Advisory fee	—	0.03	—	0.08
Cash-based compensation expense	0.02	0.03	0.06	0.08
Stock-based compensation expense	0.03	—	0.06	—
Other items	0.07	0.08	0.15	0.21
Tax Adjustments:
Tax impact of pre-tax adjustments	(0.10)	(0.13)	(0.37)	(0.34)
Other miscellaneous tax adjustments	0.00	0.00	0.00	0.00
Non-GAAP Basic and Diluted EPS (a)	$0.72	$0.72	$1.94	$1.87
(a) GAAP and non-GAAP diluted EPS for the Thirteen and Thirty-Nine Weeks Ended September 27, 2025 includes 737,062 and 314,173, respectively, of outstanding restricted stock units that are dilutive.

Our release contains forward-looking estimates of non-GAAP diluted EPS for the fiscal fourth quarter 2025. We provide this non-GAAP measure to investors on a prospective basis for the same reasons (set forth above) that we provide it to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of fiscal fourth quarter 2025 GAAP diluted EPS to a forward-looking estimate of fiscal fourth quarter 2025 non-GAAP diluted EPS because certain information needed to make a reasonable forward-looking estimate of GAAP diluted EPS for fiscal fourth quarter 2025 is unreasonably difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control, such as unanticipated non-recurring items not reflective of ongoing operations. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on our future financial results. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.